Exhibit 10.12

Strategic Partnership Agreement

PARTY A:

Company Name: Shengshi Leju (Wuhan) Technology Holding Limited

Address: 23/F., Block 4, Oceanwide International SOHO Town, Jianghan District, Wuhan, P.R.China

Contact Person :Qin Qingbo

Tel :	13823761055

PARTY B:

Company Name: Shenzhen Leju Intelligent Furniture Co., Ltd.

Address: 36/F, CES Tower, Nanshan, Shenzhen, P.R.China

Contact Person :Wu Xianbin

Tel :	15017929650

This agreement is made by and between PARTY A and PARTY B after friendly negotiation, whereby PARTY B agrees to be a strategic partner with PARTY A and sell bathroom Cabinet, smart mirror, closet,  kitchen cabinet and customized furniture according to the terms and conditions stipulated below:

1.	Content of cooperation

1.1	PARTY A shall be responsible for selling the commodities supplied by PARTY B through its own distribution channel.

1.2	PARTY B shall be responsible for the necessary packing, handling, sorting and transportation of the parts and materials being supplied.

2.	Price

2.1	PARTY B guarantee that the price offered to PARTY A is the lowest compared to prices offered to other retail channels.

2.2	If the price goes up, PARTY B shall provide written notice to PARTY A in advance of one month.

3.	Order

3.1	PARTY A shall place an order in advance and PARTY B shall deliver the goods to the delivery destination within 15-20 days for bathroom Cabinet,18-20 days for kitchen cabinet and 23-28 days for closet and customized furniture after accepting the order.

3.2	If the purchase order is changed, PARTY A shall give written notice to PARTY B in advance of seven days before delivering and both parties shall settle the problem with good will.

4.	Delivery

4.1	Should PARTY B fails to make delivery on time as stipulated in the order, with exception of reasons of Force Majeure, PARTY B should pay to PARTY A a penalty according to the order.

4.2	PARTY B shall cooperate fully with the urgent order from PARTY A.

5.	Acceptance

5.1	If during the course of inspection PARTY A discovers that the quality, quantity, specifications of nature of the goods do not meet with the requirements in the order, it may request to return the goods or have them repaired or replaced so as to meet the requirements in the order.

5.2	After the inspection of Good, PARTY A shall sign on the inventory list, which shall be made in two original copies and each party shall hold one of the original copy.

6.	Warranty

PARTY B shall guarantee that the goods are made to internationally accepted standards and of best materials with first class workmanship, brand new, unused and corresponding to the quality requirements, specifications and performances as stipulated in the order.

7.	Terms of payment 付款条件

7.1	30% of the order value as a Down Payment should be paid by PARTY A within 1 week after PARTY B accepting the order.

7.2	PARTY A should pay 60% of the total order value after goods arrival at delivery destination.

7.3	After issuing VAT invoice of 100% order value for the delivered goods by PARTY B and signing on the inventory list by PARTY A, PARTY A shall pay the remaining 10% of the total order value to PARTY B.

7.4	Bank information:

PARTY A

Account Name: Shengshi Leju (Wuhan) Technology Holding Limited

Bank: China Construction Bank Hubei Branch

A/C NO. 42001102248052500242

PARTY B

Account Name: Shenzhen Leju Intelligent Furniture Co., Ltd.

Bank: China Agricultural Bank Shenzhen Hi-Tech Branch

A/C NO. 41003800040004343

8.	Rights and obligations

8.1.	PARTY B shall provide the appropriate advertising description of products (PARTY B is responsible for the authenticity, accuracy, legality) and help PARTY A to upload to its website platform.

8.2.	PARTY B shall be responsible for the quality issues arise from the products upon the delivery until the warranty period. PARTY B shall carry out products’ return, swap, fix until they meet the quality agreed in the contract and shall be liable to the relevant expenses.

8.3.	PARTY B shall ensure the quality of products compliant with national, regional and industry standards. Any products that fall into the category that requires for government inspection shall be registered with local authorities and obtain certificate of permission to use.

8.4.	PARTY B shall be responsible to provide valid credit proof and details of products, including performance introduction, inspection report, quality warranty, pictures and samples, before signing of purchasing contract. All materials should be free of misleading information or violation of third-parties’ rights.

8.5.	PARTY B shall provide product warranty to end users of PARTY A and provide service of return, swap and fix within the warranty period.

9.	Liability for breach

9.1.	PARTY A retained the rights to refuse the payment of products if PARTY B doesn’t comply with product inspection or return according to policies, until both parties reach agreement.

9.2.	Unless under force majeure circumstance, failure of on time delivery of product by PARTY B or return of in-transit products by PARTY A should notify the counterpart in writing without delay.

9.3.	PARTY B shall comply with national and regional of safe production procedure. Any casualties or damage to assets should be the responsibility of PARTY B.

9.4.	Delay of payment or return of products agreed by both parties do not arise liabilities.

9.5.	PARTY B shall be responsible for any damages or compensation if PARTY A violate third-parties’ right because of sales or usage of products provided by PARTY B.

10.	Notification and delivery

Both parties shall sent any notification, files, information to the address, fax or emails according to this contract. Any change of the address should notify both parties in writing.

11.	Force majeure

Any PARTY encounter extreme circumstance shall be able to exempt from partial or total liability according to the influence of the event. The PARTY of the impact should notify the counterpart within 24 hours of event occurrence and provide details of events and its influences in 3 working days, otherwise the liability could not be exempt.

12.	Confidentiality

Each PARTY should keep all the business information (trade secret) of counterpart as confidential and shall not release to outside on signing and execution of this agreement. Without the written agreement of counterpart, any information should not be used on the purpose outside the scope of this contract. Violation and related loss or damage should be liable to compensation.

13.	Period of contract

This contract is covering the period between March 10, 2017 to March 10, 2019 (two years).

This contract is effective upon the stamp and signing. One month prior the end of contract period, both parties should start to consider the renew issue. This contract can be expanded to the maximum of 3 month to insure linkage to new contract.

14.	Termination

14.1.	PARTY A shall terminate this contract before the end of contract period if any of the following cases:

a)	PARTY B does not have certain certificate to fulfill the contract;

b)	PARTY B cannot deliver products within agreed period or in the prolonged period both parties agreed.

c)	PARTY B cannot fulfill certain performance even PARTY A give notice and do not improve in a reasonable period.

14.2.	Partial termination of PARTY A doesn’t affect the responsible of PARTY B on the delivered products quality guarantee. PARTY B shall continue its services in the remaining parts until the end of contract period.

15.	Dispute and settlement

If any disputes arise from this agreement, both parties should negotiate to a settlement. If an agreement cannot reach, each PARTY shall take legal action through local authority.

16.	Others

16.1.	This agreement and attachments take effective on the date of stamp. There are four copies of this agreement and each PARTY shall keep two of them and have the same legal effect.

16.2.	Any further issues not covered in this agreement, both parties could negotiate to have amendments and they have the same legal effect.

PARTY A	PARTY B

Signature: [corporate seal]	Signature: [corporate seal]

Date: March 14, 2017	Date: March 14, 2017